Exhibit 99.1

News Release Sunoco Logistics Partners L.P. 1818 Market Street Philadelphia, Pa. 19103-3615

For further information contact: Thomas Golembeski (media) 215-977-6298 Peter Gvazdauskas (investors) 215-977-6322	For release: Immediately

No. 2

Sunoco Logistics Partners L.P. Increases Distribution and Reports

Earnings for Fourth Quarter 2010

PHILADELPHIA, January 27, 2011 – Sunoco Logistics Partners L.P. (NYSE: SXL) (the “Partnership”) today announced net income attributable to owners for the fourth quarter 2010 of $59 million ($1.42 per unit diluted), compared with $54 million ($1.30 per unit diluted) for the fourth quarter 2009. Highlights of the fourth quarter 2010 include:

•	Distributable cash flow of $69 million for the quarter compared to $50 million for the prior year period

•	Recognized contango inventory profits of approximately $10 million in the fourth quarter 2010

•	Finished 2010 with a Debt to EBITDA ratio of 3.4x

Sunoco Partners LLC, the general partner of the Partnership, declared a cash distribution for the fourth quarter 2010 of $1.18 per limited partnership unit ($4.72 annualized) to be paid on February 14, 2011 to unitholders of record on February 8, 2011. This represents the twenty-third consecutive quarterly distribution increase and provides 1.4 times coverage of the quarterly cash distribution.

“2010 was a record year for Sunoco Logistics,” said Lynn L. Elsenhans, Chairman and Chief Executive Officer. “We set all-time highs in capital investment and EBITDA generation. Excluding market-related earnings, our ratable EBITDA was up approximately 15 % versus 2009. This is a reflection of our continuing organic growth program, recent acquisitions, and our strong operating base.”

“Entering 2011, we continue to build upon our diverse asset base with near-term emphasis on expanding our marketing terminal blending services and working toward optimizing our assets in the Marcellus Shale region with Project Mariner. We are projecting $100 to $150 million for our 2011 expansion capital program, excluding major projects and acquisitions, and we expect $45 million of maintenance capital spending. Our balance sheet remains strong and should provide the opportunity to grow beyond our base capital program.”

DETAILS OF FOURTH QUARTER SEGMENT RESULTS

	Three Months Ended December 31,
	2010	2009	Variance
	(in millions)
Refined Products Pipeline System	$10	$10	$—
Terminal Facilities	21	21	—
Crude Oil Pipeline System	52	35	17

Operating Income	$83	$66	$17

Interest expense, net	19	12	7
Provision for income taxes	4	—	4

Net Income	$60	$54	$6
Net income attributable to noncontrolling interests	1	—	1

Net income attributable to Sunoco Logistics Partners L.P.	$59	$54	$5

Refined Products Pipeline System

Operating income for the fourth quarter 2010 was unchanged from the prior year period. Lower pipeline volumes resulted in reduced revenues compared to the prior year’s quarter. Higher equity income from the Partnership’s joint venture interests, along with reduced utility and tax expenses offset the reduced level of pipeline volumes.

Terminal Facilities

Operating income was unchanged from the prior year period. Improvements from the prior period related to higher volumes and fees at the refined products terminals, additional volumes at the Nederland terminal facility and cash contributions from butane blending operations. These improvements were offset by increased depreciation and amortization expense related to organic projects and acquisitions, along with a non-cash impairment charge of $3 million related to the cancellation of a construction project. Reduced refinery terminal volumes driven by the permanent shut-down of Sunoco’s Eagle Point refinery and higher operating expenses related to the new tankage at the Partnership’s Nederland facility further offset the improved operating results.

Crude Oil Pipeline System

The increase in operating income was due to increased pipeline volumes and incremental earnings associated with the Partnership’s acquisitions of additional joint venture interests. Higher lease acquisition results driven primarily by increased contango profits in 2010 further improved operating results.

Financing Update

The increase in net interest expense was primarily attributable to the offering of $500 million of Senior Notes completed during the first quarter of 2010. At December 31, 2010, the Partnership’s total debt balance was $1.2 billion, including $31 million of borrowings under its revolving credit facilities and a $100 million promissory note from Sunoco which was used to partially finance the Partnership’s butane blending business acquisition.

CAPITAL EXPENDITURES

	Twelve Months Ended December 31,
	2010	2009
	(in millions)
Maintenance capital expenditures	$37	$32
Expansion capital expenditures	389	194

Total	$426	$226

Expansion capital for 2010 includes approximately $243 million for acquisitions of a butane blending business and additional ownership interests in three joint venture pipelines previously held by the Partnership. Expansion capital for 2010 also includes projects to expand services at the Partnership’s refined products terminals, increase tankage at the Nederland facility and expand upon the Partnership’s refined products platform in the southwest United States. The Partnership expects to invest $100 to $150 million in expansion capital for 2011, excluding major acquisitions and capital related to Project Mariner. Additionally, the Partnership’s expects its maintenance capital spending for 2011 to be approximately $45 million.

INVESTOR CALL

An investor call with management regarding our fourth quarter results is scheduled for Thursday evening, January 27 at 5:00 pm ET. Those wishing to listen can access the call by dialing (USA toll free) 1-888-889-4955; International (USA toll) 1-312-470-0130 and request “Sunoco Logistics Partners Earnings Call, Conference Code—Sunoco Logistics”. This event may also be accessed by a webcast, which will be available at www.sunocologistics.com. A number of presentation slides will accompany the audio portion of the call and will be available to be viewed and printed shortly before the call begins. Individuals wishing to listen to the call on the Partnership’s web site will need Windows Media Player, which can be downloaded free of charge from Microsoft or from Sunoco Logistics Partners’ conference call page. Please allow at least fifteen minutes to complete the download. Audio replays of the conference call will be available for two weeks after the conference call beginning approximately two hours following the completion of the call. To access the replay, dial 1-800-947-6258. International callers should dial 1-402-220-3482.

ABOUT SUNOCO LOGISTICS

Sunoco Logistics Partners L.P. (NYSE: SXL), headquartered in Philadelphia, is a master limited partnership that owns and operates refined products and crude oil pipelines and terminal facilities. The Refined Products Pipeline System consists of approximately 2,200 miles of refined products pipelines located in the northeast, midwest and southwest United States and equity interests in four refined products pipelines. The Terminal Facilities consist of approximately 10 million shell barrels of refined products terminal capacity and approximately 23 million shell barrels of crude oil terminal capacity (including approximately 20 million shell barrels of capacity at the Nederland Terminal on the Gulf Coast of Texas). The Crude Oil Pipeline System consists of approximately 5,400 miles of crude oil pipelines, located principally in Oklahoma and Texas.

Portions of this document constitute forward-looking statements as defined by federal law. Although Sunoco Logistics Partners L.P. believes that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect the Partnership’s business prospects and performance causing actual results to differ from those discussed in the foregoing release. Such risks and uncertainties include, by way of example and not of limitation: whether or not the transactions described in the foregoing news release will be cash flow accretive; increased competition; changes in demand for crude oil and refined products that we store and distribute; changes in operating conditions and costs; changes in the level of environmental remediation spending; potential equipment malfunction; potential labor issues; the legislative or regulatory environment; plant construction/repair delays; nonperformance by major customers or suppliers; and political and economic conditions, including the impact of potential terrorist acts and international hostilities. These and other applicable risks and uncertainties have been described more fully in the Partnership’s Form 10-Q filed with the Securities and Exchange Commission on November 4, 2010. The Partnership undertakes no obligation to update any forward-looking statements in this release, whether as a result of new information or future events.

Sunoco Logistics Partners L.P.

Financial Highlights

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010(1)	2009	2010(1)	2009
	(in millions)
Income Statement:
Sales and other operating revenue	$2,223	$1,661	$7,808	$5,402
Other income	5	7	30	28

Total revenues	2,228	1,668	7,838	5,430
Cost of products sold and operating expenses	2,103	1,573	7,398	5,023
Depreciation and amortization expense	19	13	64	48
Selling, general and administrative expenses	20	16	72	64
Impairment charge	3	—	3	—

Total costs and expenses	2,145	1,602	7,537	5,135
Operating income	83	66	301	295
Interest cost and debt expense	21	13	78	49
Capitalized interest	(2)	(1)	(5)	(4)
Gain on investments in affiliates	—	—	128	—

Income before provision for income taxes	64	54	356	250

Provision for income taxes	4	—	8	—

Net Income	$60	$54	$348	$250

Net income attributable to noncontrolling interests	1	—	2	—

Net Income attributable to Sunoco Logistics Partners L.P.	$59	$54	$346	$250

Calculation of Limited Partners’ interest:
Net Income attributable to Sunoco Logistics Partners L.P.	$59	$54	$346	$250
Less: General Partner’s interest	(12)	(14)	(48)	(52)

Limited Partners’ interest in Net Income	$47	$40	$298	$198

Net Income per Limited Partner unit:
Basic	$1.42	$1.31	$9.40	$6.52

Diluted	$1.42	$1.30	$9.34	$6.48

Weighted Average Limited Partners’ units outstanding:
Basic	33.0	31.0	31.7	30.3

Diluted	33.2	31.2	31.9	30.5

(1)	Acquiring a controlling interest in the Mid-Valley Pipeline Company and the West Texas Gulf Pipe Line Company required the Partnership to consolidate results of these entities beginning in the third quarter 2010. Consolidated results from these acquisitions have been included from the acquisition date.

Sunoco Logistics Partners L.P.

Earnings Contribution by Business Segment

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions)
Refined Products Pipeline System:
Sales and other operating revenue	$29	$33	$120	$128
Other income	5	3	16	12

Total revenues	34	36	136	140
Operating expenses	15	16	54	60
Depreciation and amortization expense	3	4	15	13
Selling, general and administrative expenses	6	6	23	22

Operating income	$10	$10	$44	$45

Terminal Facilities:
Sales and other operating revenue	$92	$52	$264	$191
Other income	—	1	1	2

Total revenues	92	53	265	193
Cost of products sold and operating expenses	52	23	116	71
Depreciation and amortization expense	8	4	26	19
Selling, general and administrative expenses	8	5	25	19
Impairment charge	3	—	3	—

Operating income	$21	$21	$95	$84

Crude Oil Pipeline System:
Sales and other operating revenue	$2,102	$1,576	$7,424	$5,083
Other income	—	3	13	14

Total revenues	2,102	1,579	7,437	5,097
Cost of products sold and operating expenses	2,036	1,534	7,228	4,892
Depreciation and amortization expense	8	5	23	16
Selling, general and administrative expenses	6	5	24	23

Operating income	$52	$35	$162	$166

Sunoco Logistics Partners L.P.

Financial Highlights

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(in millions)
Capital Expenditure Data:
Maintenance capital expenditures	$12	$17	$37	$32
Expansion capital expenditures	58	50	389	194

Total	$70	$67	$426	$226

	December 31, 2010	December 31, 2009

	(in millions, at period end)
Balance Sheet Data:
Cash and cash equivalents	$2	$2

Revolving credit facilities(1)	$31	$269
Note from affiliate—due May 2013	100	—
Senior Notes	1,098	599

Total Long-term Debt	$1,229	$868

Sunoco Logistics Partners L.P. Partners’ equity	$965	$862
Noncontrolling interests	77	—

Total Equity	$1,042	$862

(1)	As of December 31, 2010, the Partnership had unutilized borrowing capacity of $427 million under its revolving credit facilities.

Sunoco Logistics Partners L.P.

Financial and Operating Statistics

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(in millions)
Operating Income
Refined Products Pipeline System	$10	$10	$44	$45
Terminal Facilities	21	21	95	84
Crude Oil Pipeline System	52	35	162	166

Total Operating Income	$83	$66	$301	$295

Operating Highlights

Refined Products Pipeline System:
Total shipments (barrel miles per day)(1)(2)	49,290,093	56,540,785	50,758,293	57,741,323
Revenue per barrel mile (cents)	0.643	0.636	0.645	0.606

Terminal Facilities:
Terminal throughput (bpd):
Refined products terminals	501,917	466,167	488,490	462,219
Nederland terminal	724,048	531,405	728,491	597,144
Refinery terminals	434,049	573,344	465,349	591,180

Crude Oil Pipeline System:
Crude oil pipeline throughput (bpd)(2)(3)	1,495,174	687,095	1,138,824	657,991
Crude oil purchases at wellhead (bpd)	192,489	177,164	188,966	181,564
Gross margin per barrel of pipeline throughput (cents)(3)(4)	42.4	60.4	41.8	73.0
Average crude oil price (per barrel)	$85.18	$76.17	$79.55	$61.93

(1)	Represents total average daily pipeline throughput multiplied by the number of miles of pipeline through which each barrel has been shipped.
(2)	Excludes amounts attributable to equity ownership interests which are not consolidated.
(3)

Reflects total throughput by Mid-Valley Pipeline Company and West Texas Gulf Pipe Line Company from the dates of acquisition, over the total number of days in each period. From the dates of acquisition, these pipelines had actual throughput of 575 thousand bpd and 585 thousand bpd for the three and twelve months ended December 31, 2010.

(4)

Represents total segment sales and other operating revenue minus cost of products sold and operating expenses and depreciation and amortization divided by crude oil pipeline throughput. Gross margin and throughput volumes for Mid-Valley Pipeline Company and West Texas Gulf Pipe Line Company have been included from the acquisition date.

Sunoco Logistics Partners L.P.

Non-GAAP Financial Measures

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2009	2010	2009
	(in millions)
Net Income attributable to Sunoco Logistics Partners L.P.	$59	$54	$346	$250
Add: Interest expense, net	19	12	73	45
Add: Depreciation and amortization	19	13	64	48
Add: Impairment charge	3	—	3	—
Add: Provision for income taxes	4	—	8	—
Less: Gain on investments in affiliates	—	—	(128)	—

EBITDA(1)	104	79	366	343
Less: Interest expense, net	(19)	(12)	(73)	(45)
Less: Maintenance capital expenditures	(12)	(17)	(37)	(32)
Less: Provision for income taxes	(4)	—	(8)	—

Distributable cash flow(1)	$69	$50	$248	$266

(1)

Management of the Partnership believes EBITDA and distributable cash flow information enhances an investor’s understanding of a business’ ability to generate cash for payment of distributions and other purposes. EBITDA and distributable cash flow do not represent and should not be considered an alternative to net income or cash flows from operating activities as determined under United States generally accepted accounting principles (GAAP) and may not be comparable to other similarly titled measures of other businesses. Reconciliations of these measures to the comparable GAAP measure are provided in the tables accompanying this release.

Adjusted Net Income Attributable to Sunoco Logistics Partners L.P.

Twelve Months Ended December 31, 2010
(in millions)
Net Income attributable to Sunoco Logistics Partners L.P.	$346
Less: Gain on investments in affiliates	(128)

Adjusted Net Income attributable to Sunoco Logistics Partners L.P.	$218
Less: General Partner’s interest	(45)

Limited Partners’ interest in Net Income	$173

Net Income per Limited Partner unit:
Basic	$5.46

Diluted	$5.42

Weighted Average Limited Partners’ units outstanding:
Basic	31.7

Diluted	31.9